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                                                                   EXHIBIT 23(j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 31 to the registration statement on Form N1-A (the "Registration Statement") relating to the AXA Rosenberg Enhanced 500 Fund, the AXA Rosenberg International Equity Fund and the AXA Rosenberg Global Market Neutral Fund (each a portfolio of Barr Rosenberg Series Trust).

PRICEWATERHOUSECOOPERS LLP
--------------------------
PricewaterhouseCoopers LLP



San Francisco, California
April 28, 2000